================================================================================


                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------
                                    FORM S-8

                             REGISTRATION STATEMENT

                                     Under

                           THE SECURITIES ACT OF 1933


                             GEOWASTE INCORPORATED
                             ---------------------
             (Exact name of Registrant as specified in its Charter)

            Delaware                                                                 36-2751684
- --------------------------------                                                     ----------
(State or other jurisdiction of                                                      (I.R.S. Employer
incorporation or organization)                                                       Identification No.)

                         24 Cathedral Place, Suite 208
                         St. Augustine, Florida  32084
                    (Address of Principal Executive Offices)


                             GEOWASTE INCORPORATED
                             1992 STOCK OPTION PLAN
                        ---------------------------------
    GEOWASTE NON-QUALIFIED STOCK OPTION AGREEMENT WITH AMY C. MACF. BURBOTT
    -----------------------------------------------------------------------
        GEOWASTE NON-QUALIFIED STOCK OPTION AGREEMENT WITH HARVE FERRILL
        ----------------------------------------------------------------
      GEOWASTE NON-QUALIFIED STOCK OPTION AGREEMENT WITH RAYMOND F. CHASE
      -------------------------------------------------------------------
                            (Full title of the plan)

                                 Kevin R. Kohn
                                   President
                             GeoWaste Incorporated
                         24 Cathedral Place, Suite 208
                         St. Augustine, Florida   32084
                                (904) 824-0201
                -------------------------------------------------
             (Name, address, telephone number of agent for service)

                                   COPIES TO:

                              G. Alan Howard, Esq.
                          Mahoney Adams & Criser, P.A.
                       50 North Laura Street, 34th Floor
                         Jacksonville, Florida   32202

                        CALCULATION OF REGISTRATION FEE


                                                      Proposed                  Proposed
                                                      Maximum                   Maximum
                                                      Offering                  Aggregate                 Amount of
  Title of Securities       Amount to                 Price                     Offering                  Registration
  To be Registered          Be Registered (1)         Per Share                 Price                     Fee (9)
  -------------             -----------------         ---------                 -----                     -------
  Common Stock              785,000  (2)              $0.50                     $392,500                  $135.34
  $0.10 par value per
  share

  Common Stock $0.10 par     61,500  (3)              $1.19                     $ 73,185                  $ 25.24
  value per share

  Common Stock              200,000  (4)              $2.00                     $400,000                  $137.93
  $0.10 par value
  per share

  Common Stock              100,000  (5)              $2.75                     $275,000                  $ 94.83
  $0.10 par value
  per share

  Common Stock              100,000  (6)              $3.50                     $350,000                  $120.69
  $0.10 par value
  per share

  Common Stock $0.10 par    131,500  (7)              $4.50 (8)                 $591,750                  $204.50
  value per share

    (1) The aggregate number of shares of Common Stock (as hereinafter defined) authorized for issuance pursuant to grants or the exercise of options and other rights under the GeoWaste Incorporated 1992 Stock Option Plan (the "Plan"), the GeoWaste Non-Qualified Stock Option Agreement effective as of July 1, 1991 between GeoWaste Incorporated and Raymond F. Chase (the "Chase Option Agreement"), the GeoWaste Non-Qualified Stock Option Agreement effective as of July 1, 1991 between GeoWaste Incorporated and Amy C. MacF. Burbott (the "Burbott Option Agreement") and the GeoWaste Non-Qualified Stock Option Agreement effective as of July 1, 1991 between GeoWaste Incorporated and Harve Ferrill (the "Ferrill Option Agreement," together with the Chase Option Agreement and the Burbott Option Agreement, the "Option Agreements") is 1,378,000. Shares registered hereunder include: (a) 803,000 shares of Common Stock issuable upon the grant and exercise of options under the Plan; (b) 75,000 shares of Common Stock issuable upon the exercise of options under the Chase

         Option Agreement; (c) 400,000 shares of Common Stock issuable upon the exercise of options under the Burbott Option Agreement; and (d) 100,000 shares of Common Stock issuable upon the exercise of options under the Ferrill Option Agreement.

(2) Represents shares of Common Stock which may be purchased at an exercise price of $0.50 per share upon the exercise of certain options granted under the Plan, the Chase Option Agreement, the Burbott Option Agreement and/or the Ferrill Option Agreement. Shares registered hereunder include: (a) 210,000 shares of Common Stock issuable upon the vesting and exercise of options granted under the Plan; (b) 75,000 shares of Common Stock issuable upon the exercise of options granted under the Chase Option Agreement; (c) 400,000 shares of Common Stock issuable upon the exercise of options granted under the Burbott Option Agreement; and (d) 100,000 shares of Common Stock issuable upon the vesting and exercise of options granted under the Ferrill Option Agreement.

(3) Represents shares of Common Stock which may be purchased at an exercise price of $1.19 per share upon the vesting and exercise of certain options granted under the Plan.

(4) Represents shares of Common Stock which may be purchased at an exercise price of $2.00 per share upon the vesting and exercise of certain options granted under the Plan, 100,000 of which have vested and 100,000 of which will vest on April 23, 1997.

(5) Represents shares of Common Stock which may be purchased at an exercise price of $2.75 per share upon the vesting and exercise of certain options granted under the Plan that will vest on April 23, 1998.

(6) Represents shares of Common Stock which may be purchased at an exercise price of $3.50 per share upon the vesting and exercise of certain options granted under the Plan that will vest on April 23, 1999.

(7) Represents shares of Common Stock authorized for grants under the Plan that have not been allocated to an individual Plan participant.

(8) Estimated solely for the purpose of determining the registration fee. The Common Stock of GeoWaste Incorporated (the "Company"), par value $.10 per share (the "Common Stock"), is listed on the Nasdaq National Market ("Nasdaq"). The fee is based upon the average of the high and low prices of the Registrant's Common Stock as quoted on Nasdaq on June 11, 1996.

(9) Calculated in accordance with Rule 457 of the Securities Act of 1933, as amended.

This Registration Statement also includes such indeterminate number of additional shares of Common Stock as may be issuable as a result of stock splits, stock dividends or similar transactions, as described in the Plan and the Option Agreements.

EXPLANATORY NOTE: This Registration Statement contains two parts. The first part contains a prospectus pursuant to Form S-3 (in accordance with Section C of the General Instructions to Form S-8) which covers (a) reoffers and resales of "control shares" by certain persons who may be deemed affiliates of the registrant and (b) reoffers and resales of "restricted shares" issued under an employee benefit plan or employment contracts prior to the filing of this Registration Statement. Pursuant to the Note to Part I of Form S-8, the Plan information and the information regarding the Option Agreements specified by
Part I is not being filed with the Securities and Exchange Commission. The second part contains Information Required in the Registration Statement pursuant to Part II of Form S-8.

                               REOFFER PROSPECTUS

                             GeoWaste Incorporated
                        1,378,000 Shares of Common Stock
                           (Par Value $.10 Per Share)


         This Prospectus may be used by certain persons (the "Covered Stockholders") to sell shares of common stock, $.10 par value, (the "Common Stock"), of GeoWaste Incorporated, a Delaware corporation (the "Corporation") obtained by such persons in connection with the exercise of options to purchase such shares pursuant to an employee benefit plan or an employment contract, as described herein. For the purposes of this Prospectus, "Covered Stockholders" shall mean persons who (i) may be deemed to be affiliates of the Corporation and who acquired shares of Common Stock pursuant to the exercise of a stock option pursuant to either (a) a GeoWaste Incorporated Non-Qualified Stock Option Agreement(1) (a "Stock Option Agreement") or (b) the 1992 GeoWaste Stock Option Plan (the "Plan") or (ii) exercised an option to purchase Common Stock pursuant to a Stock Option Agreement or the Plan and were issued shares by the Corporation in accordance therewith prior to the filing by the Corporation of a Registration Statement with respect thereto, regardless of whether such persons are deemed to be "affiliates" of the Corporation. All proceeds from any sales of such shares of Common Stock will inure to the benefit of the Covered Stockholders. The Corporation will receive none of the proceeds from the sale of shares which may be offered hereby but may receive funds upon the exercise of the options pursuant to which the Covered Stockholders will acquire certain of the shares covered by this Prospectus, which funds, if any, will be used for working capital. All expenses of registration incurred in connection herewith are being borne by the Corporation, but all selling and other expenses incurred by individual Covered Stockholders will be borne by such Covered Stockholders.

         The Covered Stockholders have not advised the Corporation of any specific plans for the distribution of the shares of Common Stock covered by this Prospectus, but, if and when shares are sold, it is anticipated that the shares will be sold from time to time primarily in transactions on the Nasdaq National Market ("Nasdaq"). See "The Plan of Distribution."
                                   ________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                    ________

         No person is authorized to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation should not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, any of the securities offered by this Prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer. Neither the delivery of this Prospectus nor any distribution of securities made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Corporation since the date hereof or that information in this Prospectus or in the documents incorporated herein b reference is correct as of any time subsequent to the date hereof or the dates hereof.


                 The date of this Prospectus is June 12, 1996.




          ---------------------

             (1) The Stock Option Agreements consist of (i) the GeoWaste Incorporated Non-Qualified Stock Option Agreement effective as of July 1, 1991 between Amy C. MacF. Burbott and the Corporation pertaining to an option to purchase up to 400,000 shares of Common Stock (the "Burbott Option Agreement"), (ii) the GeoWaste Incorporated Non-Qualified Stock Option Agreement effective as of July 1, 1991 between Raymond F. Chase and the Corporation pertaining to the option to purchase up to 75,000 shares of Common Stock (the "Chase Option Agreement") and (iii) the GeoWaste Incorporated Non-Qualified Stock Option Agreement effective as of July 1, 1991 between Harve A. Ferrill and the Corporation pertaining to the option to purchase up to 100,000 shares of Common Stock (the "Ferrill Option Agreement").

                              TABLE OF CONTENTS

                                                               Page
                                                               ----
Available Information

Incorporation of Certain Documents by Reference

The Corporation

Covered Stockholders

Plan of Distribution

Regulatory Matters

Description of Common Stock

Description or Capital Stock

Legal Opinion

Experts


                             AVAILABLE INFORMATION

         The Corporation is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the Commission's public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the public reference facilities in the Commission's regional offices located at: Northwestern CitiCorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials can be obtained at prescribed rates by writing to the Securities and Exchange Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. Certain of the Corporation's securities are traded on the over-the-counter market, and reports, proxy statements and other information concerning the Corporation may be inspected at the offices of Nasdaq, 1735 K Street, N.W., Washington D.C. 20006.

         The Corporation has filed with the Commission a Registration Statement on Form S-8 (together with any amendments and exhibits thereto, the "Registration Statement") under the Securities Act with respect to the Common Stock. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Such additional information may be obtained from the public reference room of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Statements contained in this Prospectus or in any document incorporated by reference in this Prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

              INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The following documents filed with the Commission by the Corporation are incorporated, as of their respective filing dates, by reference in this Prospectus.

         (a) the Corporation's Annual Report on Form 10-K for the year ended December 31, 1995;

         (b) the Corporation's Quarterly Report on Form 10-Q for the three months ended March 31, 1996; and

         (c)     the Corporation's 8-K filed on April 3, 1996.

         All documents filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering of the Common Stock offered hereby shall be deemed to be incorporated herein by reference and to be a part hereof from the filing date of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

         The Corporation will furnish without charge to each person, including any beneficial owner to whom this Prospectus is delivered, on the request of such person, a copy of any or all of the documents described above under "Incorporation of Certain Information by Reference" (other than exhibits to such documents). Requests should be directed to:

                             GeoWaste Incorporated
                         24 Cathedral Place, Suite 208
                          St. Augustine, Florida 32084
                            Attention: Kevin R. Kohn
                           Telephone: (904) 824-0201

'                                THE CORPORATION

         The Corporation's principal executive office is located at 24 Cathedral Place, Suite 208, St. Augustine, Florida 32084 and its telephone number is (904) 824-0201.

                              COVERED STOCKHOLDERS


         The following table sets forth: (i) the names of the Covered Stockholders and (ii) the positions, offices or other material relationships which they have had with the Corporation since May 1993:


  COVERED STOCKHOLDERS:                     CURRENT POSITIONS WITH THE CORPORATION     FORMER POSITION WITH THE CORPORATION
  ---------------------                     --------------------------------------     ------------------------------------
  Amy C. MacF. Burbott                      Chairman of the Board and                  President and Chief Executive Officer
                                            Chief Executive Officer

  Kevin R. Kohn                             President and Director                     Vice President\Operations

  Raymond F. Chase                          Secretary, Chief Financial Officer,        Controller
                                            Treasurer and Vice President

  Harve A. Ferrill                          Director                                   -----

  Mark Morrisey(*)                          Employee                                   Employee

  Donna Davis-Harrell(*)                    Employee                                   Employee

  Del Dannels(*)                            Employee                                   Employee

  Merrill Baker III(*)                      Employee                                   Employee

  Kerry Koenenmann(*)                       Employee                                   Employee

  Sherry Ray(*)                             Employee                                   Employee


        (*) Since these persons are not considered to be "affiliates" of the Corporation, they are only considered to be Covered Shareholders under this Prospectus if, and solely to the extent that, they exercised options to purchase shares of Common Stock of the Corporation pursuant to the Plan prior to the filing of a registration statement with respect thereto.

         The table on the following page sets forth: (i) the names of the Covered Stockholders who may sell Common Stock pursuant to this Prospectus(2),
(ii) the number of shares of Common Stock owned (or subject to option) by each Covered Stockholder as of June 12, 1996, (iii) the number of shares of Common Stock which may be offered and are being registered for the account of each Covered Stockholder by this Prospectus(3) and (iv) the amount and (if one per cent or more) the percentage of the class to be owned by each Covered Stockholder if such Covered Stockholder were to sell all of the shares of Common Stock subject to this Prospectus.





          ---------------------------

               (2) To the extent such persons are considered to be "affiliates" of the Corporation, or if, and to the extent that, such persons who are not deemed to be affiliates of the Corporation previously exercised options to purchase shares of Common Stock of the Corporation pursuant to the Plan prior to the filing of a registration statement with respect thereto.

               (3) With respect to those options held by non-affiliates, the number of shares to be registered pursuant to this Reoffer Prospectus assumes exercise of all such options issued pursuant to the Plan prior to the filing of a Registration Statement with respect thereto. In the event none of such options are exercised prior to such filing, the shares of Common Stock covered by such options shall be deemed to be covered by the GeoWaste Incorporated 1992 Stock Option Plan Prospectus providing information pursuant to the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on June 13, 1996.

                                                                                                        PERCENT OF TOTAL
                           NUMBER OF SHARES OWNED                                                       OUTSTANDING SHARES
                           (OR SUBJECT TO OPTION)                             OWNED IF ALL SHARES       OWNED IF ALL SHARES
                           PRIOR TO THIS             NUMBER OF SHARES         REGISTERED HEREUNDER      REGISTERED HEREUNDER
  NAME                     REGISTRATION              TO BE REGISTERED         WERE SOLD                 WERE SOLD (IF 1% OR MORE)
  ----                     ------------              ----------------         --------------------      -------------------------

  Amy C. MacF. Burbott       800,000(4)                  800,000                    0                                  (*)

  Kevin R. Kohn              145,621(5)                  145,000                  621                                  (*)

  Raymond F. Chase           124,570(6)                  120,000                4,570                                  (*)

  Harve Ferrill            1,046,856(7)                  100,000              260,080                                  (*)

  Mark Morrisey               25,000                      25,000(8)                 0                                  (*)

  Donna Davis                 25,000                      25,000(9)                 0                                  (*)

  Del Daniels                 25,000                      25,000(10)                0                                  (*)

  Merrill Baker III            2,500                       2,500(11)                0                                  (*)

  Kerry Koenenmann             2,000                       2,000(12)                0                                  (*)

  Sherry Ray                   2,000                       2,000(13)                0                                  (*)



          --------------------

               (4) Represents options to purchase up to 400,000 shares of Common Stock issued in connection with the Burbott Option
          Agreement, all of which are currently exercisable, and options to purchase up to 400,000 shares of Common Stock issued in connection with the Plan 100,000 of which are currently exercisable.

               (5) Includes options to purchase up to 145,000 shares of Common Stock issued in connection with the Plan. Options to purchase 100,350 of such shares are currently exercisable.

               (6) Includes options to purchase up to 75,000 shares of Common Stock issued in connection with the Chase Option Agreement, all of which are currently exercisable, and options to purchase up to 45,000 shares of Common Stock issued in connection with the Plan, 25,350 of which are currently exercisable.

               (7) Includes options to purchase up to 100,000 shares of Common Stock issued in connection with the Ferrill Option
          Agreement, all of which are currently exercisable. Also includes 26,080 shares of Common Stock beneficially owned by Mr. Ferrill, 18,080 of which he has sole voting and investment power and 8,000 of which he shares voting and investment power. Also includes 1,070,776 shares of Common Stock owned by Advance Ross Corporation (where Mr. Ferrill serves as Chief Executive Officer), of which
          Mr. Ferrill disclaims any beneficial interest.

               (8) Represents stock options to acquire shares of Common Stock issued by the Corporation in connection with the Plan, 16,650 of which are currently exercisable.

               (9) Represents options to acquire shares of Common Stock issued by the Corporation in connection with the Plan, 16,650 of which are currently exercisable.

               (10) Represents options to purchase shares of Common Stock issued by the Corporation in connection with the Plan, 16,650 of which are currently exercisable.

               (11) Represents options to purchase shares of Common Stock issued by the Corporation in connection with the Plan, 825 of which are currently exercisable.

               (12) Represents options to purchase shares of Common Stock issued by the Corporation in connection with the Plan, 660 of which are currently exercisable.

               (13) Represents options to purchase shares of Common Stock issued by the Corporation in connection with the Plan, 660 of which are currently exercisable.

      In addition, certain unnamed non-affiliates, each of whom may sell up to the lesser of 1000 shares or 1% of the shares issuable under the Plan may use the reoffer prospectus for reoffers and resales.


                              PLAN OF DISTRIBUTION

      Any shares of Common Stock sold pursuant to this Prospectus will be sold by the Covered Stockholders for their own account, and they will receive all proceeds from any such sales. The Corporation will receive none of the proceeds from the sale of shares which may be offered hereby but may receive funds upon the exercise of the options pursuant to which the Covered Stockholders will acquire the shares covered by this Prospectus, which funds, if any, will be used for working capital. The Covered Stockholders have not advised the Corporation of any specific plans for the distribution of the shares of Common Stock covered by this Prospectus, but, if and when shares are sold, it is anticipated that the shares will be sold from time to time primarily in transactions on the Nasdaq exchange at the market price then prevailing, although sales may also be made in negotiated transactions or otherwise. If shares of Common Stock are sold through brokers, the Covered Stockholders may pay customary brokerage commissions and charges. The Covered Stockholders may effect such transactions by selling shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Covered Stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The Covered Stockholders and any broker-dealers that act in connection with the sale of the shares hereunder might be deemed to be "underwriters" within the meaning of
Section 2(11) of the Securities Act of 1933 (the "Securities Act"), and any commissions received by them and any profit on the resale of shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act. Shares of Common Stock covered by this Prospectus also may be sold pursuant to Rule 144 under the Securities Act rather than pursuant to this Prospectus. The Covered Stockholders have been advised that they are subject to the applicable provisions of the Securities Exchange Act of 1934, including without limitation Rules 10b-5, 10b-6 and 10b-7 thereunder.

      The shares of Common Stock to which this Prospectus relates may be authorized for listing on the Nasdaq exchange.


                               REGULATORY MATTERS

General

      The Corporation and the waste services industry in general are subject to extensive, expansive and evolving regulation by federal, state and local authorities. In particular, the regulatory process requires firms in the industry to obtain and retain numerous governmental permits to conduct various aspects of their operations, any of which may be subject to revocation, modification or denial. The continually shifting policies and attitudes of the regulatory agencies relating to the industry may impact the Corporation's ability to obtain applicable permits from governmental authorities on a timely basis and to retain such permits. The Corporation is not in a position to assess the extent of any such impact, but it could be significant.

      State and local governments have also from time to time proposed or adopted other types of laws, regulations or initiatives with respect to the environmental services industry. Included among these are laws, regulations and initiatives to ban or restrict the interstate or inter-county shipment of wastes, impose higher taxes on out-of-state waste shipments than in-state shipments and regulate disposal facilities as public utilities.

      The Corporation makes a continuing effort to anticipate regulatory, political and legal developments that might affect operations, but cannot predict the extent to which any legislation or regulation that may be enacted or enforced in the future may affect its operations.

      Operating permits are generally required at the state and local level for landfills and collection vehicles. Operating permits need to be renewed periodically and may be subject to revocation, modification, denial or non-renewal for various reasons, including failure of the Corporation to satisfy regulatory concerns. In the solid waste collection phase, regulation takes such forms as permitting of transfer stations, licensing of collection vehicles, truck safety requirements, vehicular weight limitations and, in certain localities, limitations on rates, area and time and frequency of collection. In the solid waste disposal phase, regulation covers various matters, including methane gas emission, liquid runoff and rodent, pest, litter and traffic control. Zoning and land use requirements and limitations are encountered in the solid waste collection and disposal phases of the Corporation's business. In addition, the Corporation's operations may be subject to water pollution laws and regulations; air and noise pollution laws and regulations; and safety standards under the Occupational Safety and Health Act ("OSHA"). Governmental authorities have the power to enforce compliance with these various laws and regulations and violators are subject to injunctions, fines and revocation of permits. Private individuals may also have the right to sue to enforce compliance.

      Regulatory or technological developments relating to the environment may require the Corporation (as well as others in the solid waste management business) to modify, supplement or replace equipment and facilities at costs which may be substantial. Because the Corporation is engaged in a business intrinsically connected with the protection of the environment and the potential discharge of materials into the environment, a material portion of the Corporation's capital expenditures are, directly or indirectly, related to such items. The Corporation does not expect such expenditures, which are incurred in the ordinary course of business, to have a materially adverse impact on its earnings or competitive position in the foreseeable future because the Corporation's business is based upon compliance with environmental laws and regulations and its services are priced accordingly.

      Although the Corporation intends to conduct its operations in compliance with applicable laws and regulations, the Corporation believes that heightened political and citizen sensitivity causes companies in the solid waste management industry to be faced, in the normal course of operating their businesses, with the possibility of expending funds for fines, penalties and expenses incurred as a result of changes to environmental compliance regulations. While the Corporation has expended no such funds to date, the possibility remains that technological, regulatory or enforcement developments, the results of environmental studies or other factors could materially alter this expectation at any time. In any event, such matters could have a material impact on earnings for a particular fiscal quarter.

      Resource Conservation and Recovery Act ("RCRA") RCRA regulates the generation, treatment, storage, handling, transportation and disposal of hazardous and solid waste and requires states to develop programs to insure the safe disposal of solid waste in sanitary landfills. RCRA divides solid waste into two groups, hazardous and nonhazardous. Wastes are generally classified as hazardous wastes if they: (i) either (a) are specifically included on a list of hazardous wastes or (b) exhibit certain characteristics; and (ii) are not specifically designated as nonhazardous. Wastes classified as hazardous under RCRA are subject to much stricter regulation than wastes classified as nonhazardous. Among the wastes that are specifically designated as nonhazardous waste are household waste and various types of special waste. These wastes, which will be accepted at the Corporation's landfills, may contain incidental hazardous substances.

      On October 9, 1991, the EPA promulgated new regulations pursuant to Subtitle D of RCRA. These new regulations include location standards, facility design standards, operating criteria, closure and post-closure requirements, financial assurance standards and groundwater monitoring requirements as well as corrective action standards, all of which have not previously been uniformly applied at landfills within the fifty states. In addition, the new regulations require new landfills which received municipal solid waste for disposal after April 9, 1994 to have one or more liners (typically high-density polyethylene liners) to keep leachate out of groundwater and have extensive systems to collect leachate for handling and treatment. In addition, by October 9, 1996 groundwater wells must also be installed at virtually all landfills to monitor groundwater quality and the leachate collection system operation. The regulations also require (where threshold test levels are met) that methane gas generated at landfills be controlled in a manner that will protect human health and the environment. Because some states have already adopted regulations at least as stringent as the new federal regulations, the new Subtitle D regulations will cause greater changes in the landfill regulation of certain states than of others.

      The Corporation's Pecan Row Landfill was designed and constructed in accordance with the requirements of Subtitle D.

      The Federal Water Pollution Control Act ("Clean Water Act") The Clean Water Act established rules regulating the discharge of pollutants from a variety of sources, including solid waste disposal sites, into waters of the United States. For any discharge, the Clean Water Act would require the Corporation to apply for and obtain a discharge permit, conduct sampling and monitoring and, under certain circumstances, reduce the quantity of pollutants in those discharges. Also, virtually all landfills are required to comply with the new federal storm water regulations, which are designed to prevent possibly contaminated storm water from flowing into surface waters.

      Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") CERCLA addresses problems created by the release of any hazardous substance into the environment. CERCLA's primary mechanism for remedying such problems is to impose strict joint and several liability for cleanup of facilities among all past and current owners and operators of the site as well as the generators and the transporters who arranged for disposal and transportation of hazardous substances. The costs of CERCLA cleanup can be very substantial. Liability under CERCLA does not depend upon the existence or disposal of "hazardous waste" but can also be founded upon the existence of even very small amounts of the more than 1,000 "hazardous substances" listed by the EPA.

      The Clean Air Act, as Amended ("Clean Air Act") The Clean Air Act provides for federal, state and local regulation of the emission of air pollutants and is applicable to landfills. The EPA has proposed new source performance standards regulating overall air emissions from solid waste landfills. The EPA may also issue regulations controlling the emissions of particular air pollutants from solid waste landfills. Moreover, landfills located in areas with air pollution problems may be subject to even more extensive air pollution controls.

      State and Local Regulations The States of Georgia and Florida, as well as those states in which the Corporation may operate in the future, have laws and regulations governing the generation, handling, transfer, transportation and disposal of solid waste, water and air pollution and, in most cases, the design, operation, maintenance, closure and post-closure maintenance of landfills.

      Georgia and Florida, like most other states, have tightened the regulatory requirements on the permitting of new and expanded solid waste
facilities and on the continued operation of existing facilities.   State
regulations are expected to become both more stringent and more uniform nationwide as the dates for the implementation of additional requirements of Subtitle D occur. The increased stringency of state regulations may be expected to benefit the Corporation, as older landfills are forced to close, thereby further reducing the available landfill capacity. However, the increasing state and local scrutiny of landfills also makes it difficult for the Corporation to comply with the continually evolving and expansive regulation applicable to the disposal of solid waste.

      Increasing public opposition to the siting and operation of landfills has led many states, including Georgia and Florida, to enact legislation at the state and/or local level which attempts to prohibit or greatly restrict the interstate and intrastate movement of solid waste. In addition, after two recent decisions by the Supreme Court which recognized that the Commerce Clause of the United States Constitution imposes substantial limits upon the ability of state and local governments to restrict the movement of solid waste across state lines, legislation has been introduced in the United States Congress which attempts to restrict interstate waste transportation. For the foreseeable future, the Corporation, like all others in the solid waste industry, faces uncertainty regarding the circumstances under which it will be able to accept out-of-state waste for disposal at its facility. A significant portion of the solid waste volume disposed of at the Corporation's Pecan Row Landfill is generated from outside the State of Georgia.

                          DESCRIPTION OF CAPITAL STOCK

      The following summary does not purport to be complete and is subject to in all respects, and qualified in its entirety by, the applicable provisions of the Delaware General Corporation Law including the Restated Certificate of Incorporation, as amended, and the Bylaws of the Corporation (the "Bylaws").

General

      The authorized capital stock of the Corporation consists of 50,000,000 shares of Common Stock, par value $.10 per share, and 5,000,000 shares of Preferred Stock, par value $.01 per share (the Preferred Stock ). As of April 15, 1996, there were issued and outstanding 18,896,551 shares of Common Stock and no shares of Preferred Stock were issued or outstanding. The Common Stock will, when issued, be fully paid and nonassessable.

      Since the Corporation owns a controlling interest in, and supervises the management of, several subsidiaries, the right of the Corporation, and hence the right of creditors and shareholders of the Corporation, to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Corporation itself as a creditor of the subsidiary may be recognized. The principal source of the Corporation's revenues is dividends from its subsidiaries.

Common Stock

      The holders of Common Stock are entitled to receive dividends from funds legally available therefor when, as, and if declared by the Corporation's Board of Directors out of assets of the Corporation legally available for payment. Each dividend will be payable to holders of record as they appear on the stock register of the corporation as of the record dates fixed by the Board of Directors of the Corporation. The principal source of funds for payment of dividends by the Corporation is dividends paid by the Corporation's subsidiaries.

      In the event of any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the holders of the Common Stock are entitled upon liquidation to receive pro rata the net assets of the Corporation after satisfaction in full of the prior rights of creditors of the Corporation and the holders of any Preferred Stock designating a liquidation preference. Neither the sale of all or substantially all the property or business of the Corporation, nor the merger or consolidation of the Corporation into or with any other corporation shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, of the Corporation.

      The holders of Common Stock are entitled to one vote for each share held on all matters as to which shareholders are entitled to vote. The holders of Common Stock do not have cumulative voting rights, any preferential, subscriptive or preemptive rights with respect to any securities of the Corporation, or any conversion rights. The outstanding shares of Common Stock are fully paid and nonassessable.

      Chemical Mellon Securities Transfer Corp. is the transfer agent and registrar for the Common Stock.

Preferred Stock

      Under the Restated Certificate of Incorporation, as amended, the Corporation's Board of Directors is authorized without further shareholder action to provide for the issuance of up to 5,000,000 shares of Preferred Stock in one or more series, with such voting powers, designations, preferences, rights, qualifications, limitations and restrictions as shall be set forth in resolutions providing for the issue thereof adopted by the Board of Directors. As of the date of this Prospectus, the Corporation has not issued any series of Preferred Stock.

      Any issuance of shares of Preferred Stock could be used to dilute the stock ownership of persons seeking to gain control of GeoWaste and could otherwise have the effect of delaying, deferring or preventing a change in control of GeoWaste.

                                 LEGAL OPINION

      The validity of the Common Stock will be passed upon for the Corporation by Mahoney Adams & Criser, P.A. (a professional corporation), Jacksonville, Florida, counsel for the Corporation.

                                    EXPERTS

      The consolidated financial statements of the Corporation incorporated in this Prospectus by reference to the Annual Report on Form 10-K of the Corporation for the year ended December 31, 1995, have been so incorporated in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of such firm as experts in issuing said report.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Items 1 and 2.    Plan Information; Registrant Information
                  and Employee Plan Annual Information

            The document(s) containing the information specified in the instructions to Part I of Form S-8 will be sent or given to employees of the Company as specified by Rule 428(b)(1).


                                    PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.     Incorporation of Documents by Reference

            The Company hereby incorporates by reference into this Registration Statement the following documents filed by the Company with the Securities and Exchange Commission (the "Commission"):

            (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

            (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996;

            (c)   The Company's Form 8-K filed April 3, 1996;

            (d) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the registrant document referred to in (a) above; and

            (e) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission under the Exchange Act.

            All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

            Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.     Description of Securities

            Not applicable.

Item 5.     Interests of Named Experts and Counsel

            Not applicable.

Item 6.     Indemnification of Directors and Officers

      The Restated Certificate of Incorporation, as amended, and Bylaws of the Corporation require the indemnification of directors and officers to the fullest extent permitted by law.

       Section 145(a) of the Delaware General Corporation Law (the "DGCL") empowers a corporation to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding (including any appeal thereof) if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

      Section 145(b) of the DGCL empowers a corporation to indemnify any person who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth in the preceding paragraph, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expenses of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including appeals, provided that the person acted under the standards set forth in the preceding paragraph. However, no indemnification should be made for any claim, issue or matter as to which such person is adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper.

      Section 145(c) of the DGCL provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to in Subsections (a) or (b) of Section 145 of the DGCL or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith.

      Section 145(d) of the DGCL provides that any indemnification under Subsections (a), or (b) of Section 145 of the DGCL, unless determined by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in Subsections (a) or (b) of Section 145 of the DGCL. Such determination shall be made:

            (a) by a majority vote of the directors who are not parties to the action, suit or proceeding, even though less than a quorum; or

            (b) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or

            (c)   by the stockholders.

      Under subsection (e) of Section 145 of the DGCL, expenses incurred by a director or officer in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such director or officer is not entitled to indemnification under Section 145 of the DGCL.

      Subsection (f) of Section 145 of the DGCL states that indemnification and advancement of expenses provided under Section 145 of the DGCL are not exclusive and empowers the corporation to make any other or further indemnification or advancement of expenses under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, for actions in an official capacity and in other capacities while holding an office.

      Subsection (g) of Section 145 of the DGCL permits a corporation to purchase and maintain insurance for a director or officer against any liability incurred in his official capacity or arising out of his status as such regardless of the corporation's power to indemnify him against such liability under Section 145.

      As allowed by Section 145(g) of the DGCL the Corporation maintains liability insurance covering directors and officers.

Item 7.     Exemption from Registration Claimed
            Not applicable.


Item 8.     Exhibits

            This Form S-8 Registration Statement includes the following exhibits:

Exhibit Number
- --------------

            4(a) Certificate of Incorporation of GeoWaste Incorporated, as amended and restated.

            4(b)        Bylaws of GeoWaste Incorporated

            4(c) Amendment to Amended and Restated Certificate of GeoWaste Incorporated

            4(d) Certificate of Designation of Preferred Stock of GeoWaste Incorporated

            4(e) Purchase Agreement, dated March 5, 1992, between GeoWaste Incorporated, the Delaware State Employee's Retirement Fund and the Trust for Defined Benefit Plan of ICI American Holdings Inc.

            4(f)        Form of Debenture

            4(g) Registration Rights Agreement dated March 5, 1992, by and between GeoWaste Incorporated, the Delaware State Employees' Retirement Fund and the Trust for Defined Benefit Plan of ICI American Holdings Inc.

            4(h) Registration Rights Agreement dated August 2, 1991, by and between GeoWaste Incorporated and each of the entities listed on Exhibit A thereto.

            4(i) First Escrow Agreement dated August 2, 1991, by and between GeoWaste Incorporated, Frederick J. Iseman, James Swistock, Matthew Fulton, Brian Russell, James R. Jones, Paul Thomas Cohen, William vanden Heuvel, Balis & Zohn, Inc., and IBJ Schroder Bank & Trust Company.

            4(j) Second Escrow Agreement dated August 2, 1991, by and between GeoWaste Incorporated, the parties listed on Schedule A thereto, Kurt Wilkening and IBJ Schroder Bank & Trust Company.

            4(k) Equivest First Convertible Debt Exchange Agreement dated August 2, 1991, by and between GeoWaste Incorporated and the parties listed on Schedule A thereto.

            4(l) Equivest Second Convertible Debt Exchange Agreement dated August 2, 1991, by and between GeoWaste Incorporated and the parties listed on Schedule A attached thereto.

            4(m) Stockholders' Agreement dated August 2, 1991, by and between GeoWaste Incorporated, Advance Ross Corporation, Allen & Company Incorporated, Federick J. Iseman, Harve Ferrill, Gian Caterine, Kurt Wilkening, the persons or entities listed on Schedule A attached thereto and the persons or entities listed on Schedule B attached thereto.

            4(n) Voting Agreement dated March 5, 1992, by and between GeoWaste Incorporated, the Delaware State Employees' Retirement Fund and the Trust for Defined Benefit Plan of ICI American Holdings Inc., Frederick J. Iseman, Gian Caterine, Amy C. MacF. Burbott, Harve Ferrill, James Swistock, Advance Ross Corporation and Allen & Company Incorporated.

            5 Opinion of Mahoney Adams & Criser, P.A., counsel for the Company, concerning the legality of the securities being registered.

            23(a) Consent of Coopers & Lybrand, LLP, independent accountants.

            23(b) Consent of Mahoney Adams & Criser, P.A., counsel for the Company (included in Exhibit 5).

            99(a)       GeoWaste Incorporated 1992 Stock Option Plan.

            99(b) GeoWaste Incorporated Non-Qualified Stock Option Agreement effective as of July 1, 1991 between Amy C. MacF. Burbott and GeoWaste Incorporated.

            99(c) GeoWaste Incorporated Non-Qualified Stock Option Agreement effective as of July 1, 1991 between Raymond
                        F. Chase and GeoWaste Incorporated.

            99(d) GeoWaste Incorporated Non-Qualified Stock Option Agreement effective as of July 1, 1991 between Harve Ferrill and GeoWaste Incorporated.

Item 9.     Undertakings

            (1)   The Company hereby undertakes:

                  (a) To file, during any period in which offers or sales of the securities registered hereunder are being made, a post-effective amendment to this Registration Statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                        provided, however, that the undertakings included in
(1)(a)(i) and (1)(a)(ii) of this Item 9 do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (2) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Augustine, State of Florida, on the 3rd day of June, 1996.


                                    GEOWASTE INCORPORATED


                                    By: /s/ Kevin R. Kohn
                                        --------------------------
                                        Kevin R. Kohn
                                        President

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                              Title                       Date
- ---------                              -----                       ----
/s/ Amy C. MacF. Burbott           Chief Executive Officer,
- -----------------------------      Chairman of the Board and     June 3, 1996
Amy C. MacF. Burbott               Director



/s/ Kevin R. Kohn                  President
- -----------------------------      Director
Kevin R. Kohn                                                    June 3, 1996



/s/ Raymond F. Chase               Vice President                June 3, 1996
- -----------------------------      Chief Financial Officer
Raymond F. Chase                   Treasurer & Secretary



/s/ Robert J. Cresci               Director                      June 3, 1996
- -----------------------------
Robert J. Cresci


/s/ Steven M. Engel                Director                      June 3, 1996
- -----------------------------
Steven M. Engel


/s/ Harve A. Ferrill               Director                      June 3, 1996
- -----------------------------
Harve A. Ferrill


/s/ Fredrick J. Iseman             Director                      June 3, 1996
- -----------------------------
Fredrick J. Iseman


                               INDEX TO EXHIBITS

                                                               PAGINATION BY
EXHIBIT                                                       EXHIBITSEQUENTIAL
NUMBER                  DESCRIPTION                           NUMBERING SYSTEM
- -------                 -----------                           ----------------
4(a)                    Certificate of Incorporation
                        of GeoWaste Incorporated,
                        as amended and restated
                        (incorporated by reference
                        from Exhibit A to the Proxy
                        filed November 25, 1991
                        (File No. 0-9278)).

4(b)                    Bylaws of GeoWaste Incorporated
                        (incorporated by reference
                        from Exhibit 3(b) to the Annual
                        Report on Form 10-K for the
                        year ended December 31, 1987
                        (File No. 0-9278)).

4(c)                    Amendment to Amended and Restated
                        Certificate of GeoWaste
                        Incorporated (incorporated by
                        reference from Exhibit 3.4 to
                        the Annual Report on Form 10-K for
                        the year ended December 31, 1992
                        (File No. 0-9278)).

4(d)                    Certificate of Designation of
                        Preferred Stock of GeoWaste
                        Incorporated filed November 25, 1991
                        (File No. 0-9278)).

4(e)                               Purchase Agreement, dated March
                                   5, 1992, between GeoWaste
                                   Incorporated, the Delaware State
                                   Employee's Retirement Fund and
                                   the Trust for Defined Benefit
                                   Plan of ICI American Holdings Inc.
                                   (incorporated by reference from
                                   Exhibit 4.1 to the Current Report on
                                   Form 8-K filed March 13, 1992 (File No.
                                   0-9278)).

4(f)                               Form of Debenture (incorporated by
                                   reference from Exhibit 4.2 to the
                                   Current Report on Form 8-K filed March
                                   13, 1992 (File No. 0-9278)).

4(g)                               Registration Rights Agreement
                                   dated March 5, 1992, by and
                                   between GeoWaste Incorporated,
                                   the Delaware State Employees'
                                   Retirement Fund and the Trust
                                   for Defined Benefit Plan of ICI
                                   American Holdings Inc (incorporated by
                                   reference from Exhibit 4.3 to the
                                   Current Report on Form 8-K filed March
                                   13, 1992 (File No. 0-9278)).

4(h)                               Registration Rights Agreement
                                   dated August 2, 1991, by and
                                   between GeoWaste Incorporated and
                                   each of the entities listed on
                                   Exhibit A thereto (incorporated by
                                   reference to Exhibit 4(D) to the
                                   Current Report filed on Form 8-K filed
                                   August 19, 1991 (File No. 0-9278)).

4(i)                               First Escrow Agreement dated
                                   August 2, 1991, by and between
                                   GeoWaste Incorporated, Frederick
                                   J. Iseman, James Swistock, Matthew
                                   Fulton, Brian Russell, James R.
                                   Jones, Paul Thomas Cohen, William
                                   vanden Heuvel, Balis & Zohn, Inc.,
                                   and IBJ Schroder Bank & Trust
                                   Company (incorporated by reference from
                                   Exhibit 4(B) to the Current Report on
                                   Form 8-K filed August 19, 1991 (File No.
                                   0-9278)).

4(j)                               Second Escrow Agreement dated August
                                   2, 1991, by and between GeoWaste
                                   Incorporated, the parties listed on
                                   Schedule A thereto, Kurt Wilkening
                                   and IBJ Schroder Bank & Trust Company
                                   (incorporated by reference from Exhibit
                                   4(C) to the Current Report on Form 8-K
                                   filed August 19, 1991 (File No. 0-9278)).

4(k)                               Equivest First Convertible Debt
                                   Exchange Agreement dated August 2,
                                   1991, by and between GeoWaste
                                   Incorporated and the parties listed
                                   on Schedule A thereto (incorporated by
                                   reference from Exhibit 2(B) to the
                                   Current Report on Form 8-K filed August
                                   19, 1991 (File No. 0-9278)).

4(l)                               Equivest Second Convertible Debt
                                   Exchange Agreement dated August 2,
                                   1991, by and between GeoWaste
                                   Incorporated and the parties listed
                                   on Schedule A attached thereto
                                   (incorporated by reference from Exhibit
                                   2(B) to the Current Report on Form 8-K filed
                                   August 19, 1991 (File No. 0-9278)).

4(m)                               Stockholders' Agreement dated August 2,
                                   1991, by and between GeoWaste
                                   Incorporated, Advance Ross Corporation,
                                   Allen & Company Incorporated, Federick
                                   J. Iseman, Harve Ferrill, Gian Caterine,
                                   Kurt Wilkening, the persons or entities
                                   listed on Schedule A attached thereto
                                   and the persons or entities listed on
                                   Schedule B attached thereto
                                   (incorporated by reference from Exhibit
                                   4(A) to the Current Report of Form 8-K
                                   filed August 19, 1991 (File No.
                                   0-9278)).

4(n)                               Voting Agreement dated March 5, 1992,
                                   by and between GeoWaste Incorporated,
                                   the Delaware State Employees' Retirement
                                   Fund and the Trust for Defined Benefit
                                   Plan of ICI American Holdings Inc.,
                                   Frederick J. Iseman, Gian Caterine,
                                   Amy C. MacF. Burbott, Harve Ferrill,
                                   James Swistock, Advance Ross Corporation and Allen & Company Incorporated
                                   (incorporated by reference from Exhibit
                                   4.4 to the Current Report on Form 8-K
                                   filed March 13, 1992 (File No. 0-9278)).

  5                                Opinion of Mahoney Adams & Criser,
                                   P.A., counsel for the Company, concerning the legality of the securities being registered.

23(a)                              Consent of Coopers & Lybrand, LLP
                                   independent accountants.

23(b) Consent of Mahoney Adams & Criser, P.A., counsel for the Company (included in Exhibit 5).

99(a)                              GeoWaste Incorporated 1992 Stock
                                   Option Plan.

99(b)                              GeoWaste Incorporated Non-Qualified
                                   Stock Option Agreement effective as
                                   of July 1, 1991 between GeoWaste
                                   Incorporated and Amy C. MacF. Burbott.

99(c)                              GeoWaste Incorporated Non-Qualified
                                   Stock Option Agreement effective as
                                   of July 1, 1991 between GeoWaste
                                   Incorporated and Raymond F. Chase.

99(d)                              GeoWaste Incorporated Non-Qualified
                                   Stock Option Agreement effective as
                                   of July 1, 1991 between GeoWaste
                                   Incorporated and Harve Ferrill.